                                                                    EXHIBIT 10.4

                              ACTIVE POWER, INC.



                        ______________________________







                          SECOND AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT



                         ______________________________



                               November 23, 1999

                               ACTIVE POWER, INC.
            SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               TABLE OF CONTENTS

INDEX OF DEFINED TERMS..........................................................  -ii-

ARTICLE I        REGISTRATION RIGHTS............................................    1

 Section 1.1     Certain Definitions............................................    1
 Section 1.2     Piggyback Registrations........................................    2
 Section 1.3     Demand Registrations...........................................    2
 Section 1.4     Registrations on Form S-3......................................    4
 Section 1.5     Registration Procedures........................................    4
 Section 1.6     Expenses of Registration.......................................    5
 Section 1.7     Underwritten Registrations.....................................    5
 Section 1.8     Rule 144 Requirements; Termination of Registration Rights......    6
 Section 1.9     Information by Holder..........................................    6
 Section 1.10    Prospectus Delivery Requirement................................    6
 Section 1.11    Rule 144 Reporting.............................................    6
 Section 1.12    Other Registration Rights......................................    7
 Section 1.13    Listing Application............................................    7
 Section 1.14    Damages; Injunctive Relief.....................................    7
 Section 1.15    Indemnification................................................    7
 Section 1.16    Assignment of Registration Rights..............................   10

ARTICLE II       COVENANTS OF THE COMPANY.......................................   10

 Section 2.1     Affirmative Covenants..........................................   10
 Section 2.2     Negative Covenants.............................................   16

ARTICLE III      MISCELLANEOUS..................................................   19

 Section 3.1     Successors and Assigns.........................................   19
 Section 3.2     Governing Law..................................................   19
 Section 3.3     Counterparts...................................................   19
 Section 3.4     Titles and Subtitles...........................................   19
 Section 3.5     Notices........................................................   19
 Section 3.6     Expenses.......................................................   20
 Section 3.7     Amendments and Waivers.........................................   20
 Section 3.8     Severability...................................................   20
 Section 3.9     Aggregation of Stock...........................................   21
 Section 3.10    Entire Agreement; No Waiver....................................   21

Schedule A  Key Management
Schedule B  Investors
Schedule C  Independent Series A Holders
Schedule D  Series D Preferred Shareholders
Schedule E  Common Shareholders

                             INDEX OF DEFINED TERMS
                             ----------------------

TERM                                            LOCATION
----                                            --------

Agreement                                       Introduction
Articles of Incorporation                       Section 2.1(a)
Beneficiaries                                   Section 1.5
Board Observer Qualified                        Holder  Section 2.1(c)(ii)
Code                                            Section 2.1(i)
Common Shareholders                             Introduction
Company                                         Introduction
Exchange Act                                    Section 1.1(a)
Holder                                          Section 1.1(b)
Indemnified Party                               Section 1.15(c)
Indemnifying Party                              Section 1.15(c)
Independent Series A Holders                    Introduction
Investor/Investors                              Introduction
Key Management                                  Introduction and Section 1.1(i)
Previous Agreement                              Recitals
Prior Restated Agreement                        Section 1.1(e)
Qualified Holder                                Section 2.1(b)(i)
Qualified Public Offering                       Section 2.1(b)(i)
Registrable Securities                          Section 1.1(c)
Registration Expenses                           Section 1.1(d)
SEC                                             Section 1.1(f)
Securities Act                                  Section 1.1(g)
Selling Expenses                                Section 1.1(h)
Series D Preferred Shareholders                 Introduction
Series E Preferred Stock                        Recitals
Series E Purchase Agreement                     Recitals
Under Subscribing Holder                        Section 2.2(a)(v)(D)(3)

                              ACTIVE POWER, INC.
                          SECOND AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

          THIS SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 23rd day of November, 1999, by and among Active
 ---------
Power, Inc., a Texas corporation (the "Company"), certain members of Company's
                                       -------
management listed on Schedule A hereto, as the same may be amended from time to time pursuant to Section 1.1(i) hereof (the "Key Management"), the investors
                                             --------------
listed on Schedule B hereto (each, an "Investor" and collectively, the
                                       --------
"Investors"), certain holders of the Series A Convertible Preferred Stock of the
 ---------
Company listed on Schedule C hereto (the "Independent Series A Holders"),
                                          ----------------------------
certain holders of the Series D Convertible Preferred Stock of the Company listed on Schedule D hereto (The "Series D Preferred Shareholders") and certain
                                  -------------------------------
other holders of the Common Stock of the Company listed on Schedule E hereto (the "Common Shareholders").
      -------------------
                               R E C I T A L S:

          WHEREAS, the Company, the Investors, the Independent Series A Holders, the Series D Preferred Shareholders and the Common Shareholders are parties to that certain Amended and Restated Investors' Rights Agreement, dated June 16, 1998 (the "Previous Agreement");
           ------------------

          WHEREAS, the Series D Preferred Shareholders also hold the Company's Series B Convertible Preferred Stock and Series C Convertible Preferred Stock;

          WHEREAS, the Company and the Investors are parties to the Series E Convertible Preferred Stock Purchase Agreement dated as of even date herewith (the "Series E Purchase Agreement") pursuant to which the Company has agreed to
      ---------------------------
sell, and the Investors have agreed to purchase, shares of the Series E Convertible Preferred Stock (the "Series E Preferred Stock") of the Company; and
                                  ------------------------

          WHEREAS, the parties desire to enter into this Agreement to amend and supersede the Previous Agreement as a material inducement to the Investors to enter into the Series E Agreement and invest funds in the Company.

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for certain other good and valuable consideration, the receipt and sufficiency of which in hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                              REGISTRATION RIGHTS

Section 1.1    Certain Definitions. As used in this Agreement, the following
               -------------------
terms shall have the respective meanings set forth below:

          (a)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended, and the rules and regulations promulgated thereunder;

          (b)  "Holder" means the person who is then the record owner of
                ------
Registrable Securities which have not been sold to the public.

          (c)  "Registrable Securities" means (i) the Common Stock issuable upon
                ----------------------
conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or the exercise of the Warrants; and (ii) any Common Stock issued or issuable with respect to the shares referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that any such share shall cease to be a Registrable Security when sold pursuant to a registration statement declared effective under the Securities Act or sold to the public pursuant to a broker transaction under Rule 144 promulgated thereunder.

          (d)  "Registration Expenses" means all expenses incurred by the
                ---------------------
Company in compliance with Sections 2, 3, and 4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of a single special counsel for the Holders, provided the Holders shall have used their reasonable best efforts to utilize the counsel for the Company or the Underwriters and shall employ such separate special counsel only if necessary.

          (e)  "Prior Restated Agreement" means the First Amended and Restated
                ------------------------
Stock Purchase and Stockholders' Agreement made and entered into as of March 6, 1995 by and among the Company and the persons listed on the signature pages thereto, as amended pursuant to Amendment No. 1 thereto dated as of May 6, 1996.

          (f)  "SEC" means the United States Securities and Exchange Commission.
                ---

          (g) "Securities Act" means the Securities Act of 1933, as amended, and
               --------------
the rules and regulations promulgated thereunder.

          (h) "Selling Expenses" means all underwriting discounts, selling
               ----------------
commissions and transfer taxes applicable to the sale of securities by the Holders, Key Management and Common Shareholders, as the case may be, in an offering pursuant to this Agreement.

          (i)  "Key Management" means shareholders of the Company who are (i)
                --------------
officers or key employees of the Company and (ii) identified in good faith from time to time by the Board of Directors as "Key Management" for purposes of this Agreement.

          (j) Certain other capitalized terms used but not defined herein, shall have the respective meanings ascribed to such terms in the Series E Purchase Agreement.

     Section 1.2  Piggyback Registrations.
                  -----------------------

          (a) If the Company shall determine to register any of its securities under the Securities Act, either for its own account or the account of a security holder or holders exercising their registration rights, other than pursuant to (1) Section 1.3 below; (2) a registration statement relating solely to employee benefit, stock option or purchase plans, or a transaction pursuant to Rule 145 promulgated under the Securities Act; or (3) an offering on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) promptly give to (x) each Holder, (y) each member of Key Management, and (z) each Common Shareholder, written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

                  (ii) use its reasonable best efforts to include in such registration statement all of the Registrable Securities and Common Stock specified in a written request or requests, made by the Holders, Key Management and Common Shareholders within twenty (20) days after receipt of the written notice from the Company described in clause (i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, such limitation shall be imposed in the following order: (x) first, the shares of the Company sought to be included therein by the Company shall be included to the extent allowed by the underwriter, (y) second, the shares sought to be included therein by the Common Shareholders shall be cut back pro rata, in proportion to the shares sought to be included therein by each, and (z) third, the shares sought to be included therein by the Holders and Key Management shall be cut back pro rata, in proportion to the shares sought to be included therein by each.

          (b) If any Holder, any member of Key Management or any Common Shareholder disapproves of the terms of any Company underwriting in which his or its shares are to be included under this Section 1.2, he or it may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven days prior to the effective date of the registration statement.

     Section 1.3  Demand Registrations.
                  --------------------

          (a) From and after the earlier of (1) the fourth anniversary date of the Closing of the Series E Purchase Agreement or (2) 180 days after the effective date of the initial public offering of the Company's Common Stock, if the Company receives in writing a first request from the Holders of an aggregate of not less than a majority of the Registrable Securities then outstanding, or a second request from the Holders of an aggregate of not less than 25% of the Registrable Securities then outstanding, that the Company effect the registration under the Securities Act of Registrable Securities, of which at least 20% of the then outstanding Registrable Securities shall be included in such registration (which offering must have a per share price of not less than $34.02 per share (as adjusted for stock dividends, splits, combinations, reclassification and the like)), the Company will:

               (i) promptly give written notice of the proposed registration to all other Holders, Key Management and the Common Shareholders; and

               (ii) as soon as practicable, prepare and file and use its reasonable best efforts to cause to become effective such registration statement as may be so requested and as would permit or facilitate the sale and distribution of such portion of the Registrable Securities as is specified in such request, together with such additional portion of the Registrable Securities of any Holder(s) and shares of Common Stock held by Key Management and Common Shareholders joining in such request as may be specified in a written request given to the Company within thirty (30) days after receipt of the written notice from the Company specified in clause (i) above.

          (b) If the underwriter managing the offering advises the Holders, Key Management and Common Shareholders who have requested inclusion of their Registrable Securities or Common Stock, as the case may be, in such registration statement that marketing considerations require a limitation on the number of shares offered, such limitation shall be imposed in the following order: (1) first, excluding shares to be registered by the Common Shareholders pro rata according to the number of shares of Common Stock requested to be included by each; (2) second, excluding shares to be registered by Key Management pro rata according to the number of shares of Common Stock requested to be included by each; and (3) third, pro rata among such Holders who requested inclusion of Registrable Securities in such registration statement according to the number of shares of Registrable Securities owned by each. Except for shares of Common Stock held by Key Management, neither the Company nor any other shareholder may include shares in such registration statement without the consent of Holders of a majority of the Registrable Securities included therein if the underwriter managing such offering advises the Holders who have included Registrable Securities in such registration statement that the inclusion of such additional shares may either limit the number of Registrable Securities which can be sold or adversely affect the price at which such Registrable Securities can be sold.

          (c) Notwithstanding Section 1.3(b) above, the Company shall have the right, exercisable by written notice to the initiating Holders within thirty
(30) days after receipt of their request to effect a registration under the Securities Act, to include the Company's shares in such registration, in which event such registration shall be deemed to be a Company-initiated registration, and the Holders, Key Management and Common Shareholders shall have the right to include their Registrable Securities and shares of Common Stock, as the case may be, therein to the extent permitted under Section 1.2 above.

          (d) The Company shall not be obligated to effect more than two (2) registrations under this Section 1.3. No registration statement initiated by Holders hereunder shall count as a registration under this Section 1.3 unless and until it shall have been declared effective. Any registration requested under this Section 1.3 which shall not become effective solely by reason of the refusal of the Holders participating therein to proceed with the registration shall count as a registration effected under this Section 1.3 unless the Company shall have been reimbursed for the Registration Expenses incurred by it in connection therewith.

     Section 1.4    Registrations on Form S-3. In addition to the registrations
                    -------------------------
provided in Sections 1.2 and 1.3 above, in the event the Company is qualified to file a registration statement on Form S-3 (or similar short form registration) under the Securities Act, the Company shall give written notice of such fact to the Holders. Holders of the Registrable Securities may, by written notice to the Company, require the Company to file a registration statement on Form S-3 to effectuate registration of such Holders' Registrable Securities. Following the initial public offering of its securities, the Company will use its reasonable best efforts to qualify for registration on Form S-3 or any similar short form registration within the time prescribed by the Securities Act. The Company may be required to file up to six (6) registrations on Form S-3 upon demand, each with respect to an aggregate offering of not less than $500,000 (as determined with reference to the number of shares proposed to be sold in such registration multiplied by the average closing price, or if no closing price is available, the mean of the bid and asked prices, over the fifteen trading days preceding the date of such demand), but it shall not be obligated to file more than one registration statement on Form S-3 in any six month period.

     Section 1.5    Registration Procedures. In the case of each registration
                    -----------------------
statement filed by the Company pursuant to this Agreement, the Company will, at its expense, do the following for the benefit of the Holders, Key Management and Common Shareholders (sometimes referred to collectively as the "Beneficiaries"):
                                                                -------------

          (a) Use its reasonable best efforts to keep such registration statement effective for a period of 180 days or until the Beneficiaries have completed the distribution described in the registration statement relating thereto, or such shorter period of time as is specified by Rule 174 promulgated under the Securities Act, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Securities Act and applicable state securities laws;

          (b) Use its reasonable best efforts to register or qualify the securities to be sold by the Beneficiaries under such registration under the applicable securities or "blue sky" laws of such jurisdictions as the underwriter of such offering shall reasonably deem necessary in order to ensure a successful offering; provided, that the Company shall not be obligated to
                       --------
qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

          (c) Furnish such number of prospectuses, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents incident thereto as a Beneficiary from time to time may reasonably request in order to facilitate the disposition of Registrable Securities;

          (d) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.3 hereof, the Company will enter into an underwriting agreement necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains usual and customary underwriting provisions and is entered into by the Beneficiaries and provided further that if the underwriter so requests, the underwriting agreement will contain customary contribution provisions on the part of the Company; and

          (e) Permit each selling shareholder and such shareholder's counsel or other representatives to inspect and copy such corporate documents as he may reasonably request, subject to receipt of such written confidentiality undertaking as the Company may reasonably request.

     Section 1.6    Expenses of Registration. In the event of a registration in
                    ------------------------
which securities held by Beneficiaries are included under this Agreement, the Company shall pay all Registration Expenses, but shall not be required to pay or otherwise assume responsibility for Selling Expenses, which shall be the sole responsibility of the selling shareholders.

     Section 1.7    Underwritten Registrations.
                    --------------------------

          (a) The Company shall have the right to select the managing underwriter or underwriters for any underwritten offering made pursuant to a registration under Section 1.2 or Section 1.4 hereof. The Company also, shall have the right to select the managing underwriter or underwriters in any registration under Section 1.3 hereof, provided that such managing underwriter or underwriters shall be reasonably acceptable to the Holders owning a majority of Registrable Securities included in such registration.

          (b) In connection with the initial public offering by the Company, the Holders, members of Key Management and the Common Shareholders shall, if requested by the managing underwriter or underwriters thereof, agree not to sell any of their Registrable Securities or any other securities of the Company owned by such shareholders in any transaction other than pursuant to such underwritten offering for a period beginning 60 days prior to the date the Company and the underwriter reasonably expect the registration statement to become effective, and for such period not to exceed 180 days as determined in the discretion of the Board of Directors of the Company (such agreement shall be pursuant to the standard form of lock-up agreement of the managing underwriter or underwriters of such initial public offering); provided, however, (i) that, if reasonably satisfactory to the underwriters, such agreement shall permit the Holders, members of Key Management and the Common Shareholders to make permitted transfers (as such term is used in Section 4 of the Fourth Amended and Restated Shareholders Agreement) of their Registrable Securities, which agreement shall be expressly conditioned on any such transferees similarly agreeing to be bound by this Section 1.7, and (ii) that all officers and directors of the Company and all individual holders of at least one percent (1%) of the total voting power of the Company enter into similar agreements.

          (c) The Company may delay for a maximum of six months any underwritten offering pursuant to Section 1.2 or Section 1.3 when, in the good faith judgment of the Board of Directors, (i) a condition or pending transaction exists, the disclosure of which would reasonably be expected to have a material adverse effect on the Company, or (ii) a delay in such offering would be in the best interests of the Company.

     Section 1.8  Rule 144 Requirements; Termination of Registration Rights.
                  ---------------------------------------------------------

          (a) At any time and from time to time after the close of business on the earliest of the date that (i) a registration statement filed by the Company under the Securities Act becomes effective; (ii) the Company registers a class of securities under Section 12 of the Exchange Act; or (iii) the Company issues an offering circular meeting the requirements of Regulation A under the Act, the Company shall undertake to make publicly available, and available upon request to the Holders of Registrable Securities, such information as is necessary to enable Holders to make sales of their stock pursuant to Rule 144. The Company shall furnish to any such Beneficiary, upon request, a written statement executed by the Company setting forth the steps it has taken to comply with the current public information requirements of Rule 144.

          (b) The rights of a Beneficiary to demand or participate in any registration effected under this Agreement shall terminate as to such Beneficiary at such time as such Beneficiary (i) holds less than three percent (3%) of the fully diluted shares of Common Stock then outstanding and (ii) such Beneficiary is eligible to dispose of his shares pursuant to Rule 144(k), as in effect at such time.

     Section 1.9  Information by Holder. Each Beneficiary included in any
                  ---------------------
registration shall furnish to the Company such information regarding such Beneficiary and the distribution proposed by such Beneficiary as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     Section 1.10 Prospectus Delivery Requirement. In the event that any
                  -------------------------------
Beneficiaries propose to distribute any Registrable Securities in a registered offering which is not underwritten, such Beneficiaries severally agree to comply with the prospectus delivery requirements of the Securities Act with respect to such distribution and to furnish evidence of such compliance to the extent reasonably requested by the Company in connection with such distribution.

     Section 1.11 Rule 144 Reporting. With a view to making available the
                  ------------------
benefits of certain rules and regulations of the SEC that permit the sale of restricted securities (as that term is defined in Rule 144 promulgated under the Securities Act) to the public without registration, the Company agrees to:

          (a) use its reasonable best efforts to make and keep public information from and after ninety days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c) so long as the Beneficiaries own any shares of Common Stock, furnish each of the Beneficiaries promptly upon its request, (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents so filed as the Beneficiary may reasonably request in availing itself of any rule or regulation of the SEC allowing the Beneficiary to sell any such securities without registration.

     Section 1.12 Other Registration Rights. From and after the date of this
                  -------------------------
Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company prior to the date on which the Holders may initiate a registration or to initiate a registration in which the Holders may not participate in proportion to their stock ownership, provided that this
                                                        --------
Section shall not limit the right of the Company to enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right, upon any registration of any of the Company's securities, to include, among the securities which the Company is then registering, securities owned by such holder. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the rights of the Holders as provided in this Agreement.

     Section 1.13 Listing Application. If shares of any class of stock of the
                  -------------------
Company shall be listed on a national securities exchange or qualified for inclusion on any interdealer quotation system, the Company shall, at its expense, include in its listing application all of the shares of the listed class then owned by the Beneficiaries.

     Section 1.14 Damages; Injunctive Relief. The Company recognizes and agrees
                  --------------------------
that the Holders of Registrable Securities shall not have an adequate remedy if the Company fails to comply with the provisions of this Agreement, and that damages will not be readily ascertainable, and the Company expressly agrees that in the event of such failure damages shall not be an exclusive remedy and the Holders, or any of them, may seek specific performance of the Company's obligations hereunder.

     Section 1.15 Indemnification.
                  ---------------

          (a) The Company will, and hereby does, agree to indemnify and hold harmless each Beneficiary whose securities of the Company are included in any registration statement, each of its officers, directors, agents, employees and partners, and each person controlling such Beneficiary (within the meaning of the Securities Act), with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls such Beneficiary or underwriter within the meaning of the Securities Act, against all claims, losses, damages, and liabilities (joint or several) or actions in respect thereof arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, including any preliminary prospectus or final prospectus contained therein, notification or the like, and all amendments and supplements thereto) incident to any such registration, qualification or compliance, or based on any omission (or alleged omissions) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or the securities laws of any state or any rule or regulation under the Securities Act or the Exchange Act or the securities laws of any state applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and, subject to compliance with the provisions of paragraph (c) below, will promptly reimburse each such Beneficiary, each of its officers, directors, agents, employees and partners, and each person controlling such Beneficiary, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the
           --------
extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) in reliance upon and in conformity with written information furnished to the Company by such Beneficiary or underwriter and stated to be expressly for use therein.

          (b) Each Beneficiary will, if securities held by such Beneficiary are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Beneficiary and each of their officers, directors, employees, agents and partners, and each person controlling such Beneficiary, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document (and all amendments and supplements thereto), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Beneficiary of the Securities Act or the Exchange Act or any rule or regulation under the Securities Act or the Exchange Act or the securities laws of any state applicable to such Beneficiary, and will promptly reimburse the Company and such other Beneficiaries' directors, officers, partners, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Beneficiary and stated to be expressly for use therein; provided that in no event shall any indemnity under this paragraph exceed the net proceeds from the offering received by such Beneficiary if such Beneficiary
(i) is not, individually or through its affiliates or controlling persons, a director, executive officer or beneficial holder of in excess of 10% of the outstanding voting stock of the Company and (ii) had no knowledge regarding the untruth of any statement (or alleged untrue statement), or any omission (or alleged omission) upon which any indemnity stated in this paragraph (b) is a condition precedent to the Company's obligation to include securities of the Beneficiary in any registration statement; that the Company will be relying upon this indemnity as an inducement in doing so; that the Company may, at its option, require an instrument executed by the Beneficiary and expressly reaffirming this indemnity as a precondition to proceeding with the registration of any securities under this Agreement; and that even in the absence of such instrument, the decision of the Beneficiary to proceed with such registration shall be deemed a reaffirmation of the provision.

          (c) Each party entitled to indemnification under this Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide
 -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnified Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnifying Party promptly after receiving the aforesaid notice from such Indemnifying Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party; provided that
                                                                --------
the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such of defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both
--------  -------
the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party unless such different or additional defenses are determined by a court of competent jurisdiction to be invalid or such court bases its decision on common defenses, in which cases the Indemnified Party or Parties shall pay the fees and expenses of such separate counsel.

          (d) No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment against or enter into any settlement concerning any Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall provide such reasonable cooperation and shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (e) If the indemnification provided for in this Section 1.15 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution under this paragraph exceed the net proceeds from the offering received by such Beneficiary if such Beneficiary (i) is not, individually or through its affiliates or controlling persons, a director, executive officer or beneficial holder of in excess of 10% of the outstanding voting stock of the Company and (ii) had no knowledge regarding the untruth of any statement (or alleged untrue statement), or any omission (or alleged omission) upon which any contribution is sought under this paragraph.

          (f) Neither the Company nor any Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under
Section 1.2 or Section 1.3 which imposes indemnification or contribution obligations on the Company or such Holder, as the case may be, more onerous than those imposed hereunder.

     Section 1.16 Assignment of Registration Rights. The rights to cause the
                  ---------------------------------
Company to register Registrable Securities pursuant to this Article I may be assigned by a Beneficiary to a transferee or assignee of Registrable Securities which (i) is a subsidiary, affiliate, member, parent, general partner, limited partner, trust grantor or beneficiary, or retired partner of a Beneficiary, (ii) is a Beneficiary's family member or trust for the benefit of an individual Beneficiary, (iii) is already a Beneficiary of Registrable Securities or (iv) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, such transfer shall be subject to the following: (A) the transferor shall, within ten
(10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.


                                  ARTICLE II

                           COVENANTS OF THE COMPANY

     Section 2.1  Affirmative Covenants.
                  ---------------------

            (a)   Fulfillment of Obligations. The Company will observe and
                  --------------------------
comply fully with all the terms, conditions and covenants of this Agreement, the Related Documents, and any other instruments or documents to be entered into by the Company pursuant hereto and thereto, and its Articles of Incorporation, as amended through the date hereof (the "Articles of Incorporation").
                                      -------------------------

            (b)   Accounts and Reports.
                  --------------------

                  (i) The Company will maintain a standard system of accounts on a basis in accordance with generally accepted accounting principles and will keep proper financial records. In addition, prior to a Qualified Public Offering (as defined below), the Company will furnish to (1) each Investor (so long as such Investor holds, in the aggregate, at least 100,000 outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Underlying Shares, or any combination thereof, as adjusted for any stock dividends, combinations, splits or reclassifications with respect to such shares) and (2) to each other holder of at least 100,000 outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Underlying Shares in the aggregate whose primary business is not directly competitive to the business engaged in by the Company, or employed by such a competitor (each, a "Qualified Holder"), the following:
                               ----------------

                        A. within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet for the Company and its subsidiaries as at the end of such year, consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for such year, all in reasonable detail, and prepared and certified by an independent public accounting firm;

                        B. as soon as practicable prior to the end of each fiscal year, an annual budget and operating plan for the Company for the coming fiscal year, broken down on a monthly basis;

                        C. as soon as practicable after the end of each month, and, in any event, within 30 days after the end of each month, a copy of the consolidated balance sheet of the Company and its subsidiaries as at the end of such month and a consolidated statement of income for such month and the portion of the fiscal year ending on the last day of such month, with variation analysis from budget, prepared in reasonable detail setting forth in each case comparisons to the annual budget and certified as to accuracy in all material respects, subject to year-end audit adjustments, by the principal financial officer of the Company;

                        D. copies of all financial statements and reports that the Company sends to its shareholders generally or files with the Securities and Exchange Commission or any stock exchange on which any securities of the Company may be listed;

                        E. promptly upon receipt thereof, any additional reports or management letters given to the Company by its independent public accountants (and not otherwise contained in other materials furnished to such Investor); and

                        F. such other financial and other information as such Investor and any Qualified Holder may reasonably request, including monthly executive summaries of the Company's activities; provided that in each of the foregoing instances, such information to the extent it is not generally disclosed to the public shall by maintained in confidence by the Investors.

            For purposes of this Agreement, a "Qualified Public Offering" means
                                               -------------------------
the sale of the Company's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act other than a registration statement relating solely to a transaction under Rule 145 under the Securities Act or to an employee benefit plan of the Company, at a public offering price (prior to underwriter's commissions and expenses) per share of Common Stock (as adjusted for stock dividends, splits, combinations, reclassification and the like) per share equal to or exceeding $34.02 and with aggregate gross proceeds to the Company and any selling shareholders therein (before deduction for underwriter's commissions and expenses relating to such registration) of at least $20,000,000, as adjusted.

                  (ii) Prior to a Qualified Public Offering, the Company will also permit each Qualified Holder and its authorized representatives, at all reasonable times and, upon one business days' prior notice to the Company, as often as reasonably requested, to visit and inspect, at the expense of such Qualified Holder, any of the properties of the Company, to inspect its books and records and to make extracts therefrom, and to discuss the affairs, finances and accounts of the Company with its officers; provided that such Qualified Holder shall at all times maintain the confidentiality of any proprietary information of the Company and their respective clients.

            (c)   Board of Directors Elections; Meetings; Actions. Prior to a
                  -----------------------------------------------
Qualified Public Offering:

                  (i) The Company shall take any and all action necessary to ensure that members of the Board of Directors are elected annually by the non-cumulative vote of the shareholders of the Company, voting in the manner provided in the Third Amended and Restated Articles of Incorporation and the Fourth Amended and Restated Voting Agreement.

                  (ii) The Company will use its reasonable best efforts to give each Qualified Holder written notice at one week in advance of all meetings of the Board of Directors and all meetings of committees of the Board of Directors, which notice may be waived in writing or by attendance at the meeting, and will permit a representative of such Qualified Holder to attend and observe meetings of the Board of Directors; provided, however that the Company reserves the right to exclude the representative of such Qualified Holder from access to any meeting or portion thereof:

                        A. if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege;

                        B. to avoid the disclosure of highly confidential proprietary information to such representative if such representative represents a Qualified Holder that is a potential competitor, customer or prospective customer of the Company, and the attendance of such representative would give the Qualified Holder a competitive advantage or cause the Company to lose a competitive advantage, or for other similar reasons; or

                        C. if in the judgment of a majority of the Directors, such access would materially impair the due consideration by the Board of Directors of any matter;

                  (iii) The Company will promptly reimburse each Director for all reasonable costs incurred by such Director in connection with his or her attendance at meetings of the Board of Directors or of any committees thereof. Meetings of the Board shall be held at least quarterly.

                  (iv) The Company shall furnish each Qualified Holder with a copy of the minutes, written consents and other records of all meetings and other actions taken by the Board of Directors and its committees and all written material given to members of the Board of Directors in connection with such meeting at the same time such materials and information are given to the Board of Directors; provided, however, that the Company reserves the right to exclude such Qualified Holder from access to any such material:

                        A. if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege; or

                        B. to avoid the disclosure of highly confidential proprietary information to Qualified Holder if such Qualified Holder is a potential competitor, customer, or prospective customer of the Company, and the disclosure of such information would give the Qualified Holder a competitive advantage or cause the Company to lose a competitive advantage, or for other similar reasons;

                  (v) If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or any committee thereof, the Company shall give written notice thereof to each Qualified Holder prior to or concurrently with the time such consent is distributed to directors for signature, together with any description of the nature and substance of such action as may be provided to the Directors of the Company.

            (d)   Payment of Taxes, etc. Prior to a Qualified Public Offering,
                  ---------------------
the Company will pay and discharge or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income or properties before the same shall become in default, as well as all lawful claims for labor, materials and supplies that, if not paid when due, might result in the imposition of a lien or charge upon any of its properties; provided, however, that the Company shall not be required to pay and
            --------  -------
discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established.

            (e)   Dealings with Related Parties. Prior to a Qualified Public
                  -----------------------------
Offering, each transaction (other than expense reimbursements or payments to employees or Directors in the ordinary course of the Company's business) by and between the Company on the one hand, and any shareholder, Director, officer or employee of the Company, or entities controlled by or affiliated with any such persons, on the other hand, shall be approved by the unanimous consent of all Directors of the Company who are not interested in such transaction (it being acknowledged and agreed that the purchase and sale of the Series E Preferred Stock pursuant to the Series E Purchase Agreement and the transactions related thereto were the subject of arms'-length negotiations and have received such approval).

            (f)   Use of Proceeds. The proceeds to the Company from the sale of
                  ---------------
the Series E Preferred Stock shall be used by the Company for costs associated with the preparation of applications for patent and patent prosecution, development and engineering expenses for product development, expansion of marketing and sales activities and other general corporate and working capital purposes.

            (g)   Key Man Insurance. The Company will, until consummation of a
                  -----------------
Qualified Public Offering, use its reasonable best efforts to maintain, at its expense, "key man" life insurance insuring the life of Joseph F. Pinkerton, III and designating the Company as the beneficiary of a death benefit of at least $2,000,000. Joseph F. Pinkerton, III is in satisfactory health and the Company and Joseph F. Pinkerton, III are not aware of any condition that would prevent the Company from obtaining such life insurance at normally prevailing rates for persons in good health.

            (h)   Conduct of Business. Unless otherwise approved by the
                  -------------------
unanimous vote or consent of all directors then serving on the Company's Board of Directors, prior to a Qualified Public Offering, the Company will engage only in businesses relating to the development, research, marketing, distribution and sales of proprietary technologies, and products based on such technologies, utilizing magnetic forces and energy conversion processes.

            (i)   Section 1202. As of and immediately following the date hereof,
                  ------------
the Company meets all of the requirements for qualification as a "qualified small business" set forth in Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation the following: (1)
                       ----
the Company will be a domestic C corporation and (2) the Company's (and any predecessor's) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between August 10, 1983 through the date hereof, have exceeded $50.0 million, taking into account the assets of any corporation required to be aggregated with the Company in accordance with Code Section 1202(d)(3). In addition, the Company has not made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one year period preceding the date hereof. Finally, as of the date hereof, the Company is an eligible corporation, as defined by Code Section 1202(e)(4), and the Company hereby agrees that it shall continue to do the following:

                  (i) use its reasonable best efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code and any regulations promulgated thereunder;

                  (ii) use its reasonable best efforts to provide the Investors with notice at least ten (10) business days prior to taking any of the following actions:

                        A. Within the two-year period ending one year from the date hereof, purchase an amount of its own stock (within the meaning of Section 1202(c)(3) of the Code) having an aggregate value at the time(s) of purchase exceeding five percent of the aggregate value of all of its outstanding stock determined as of the start of such period;

                        B. Conduct any of the following businesses (as defined for purposes of Section 1202(e)(3) of the Code):

                           (1) any business involving the performance of
services in the fields of law, accounting, actuarial science, performing arts, athletics, or brokerage services;

                           (2) any banking or insurance business;

                           (3) any farming business (including the business of
raising or harvesting trees);

                           (4) any business involving the production or
extraction of natural resources with respect to which a deduction is allowable under Section 613 or 613A of the Code; or

                           (5) any business of operating a hotel, motel,
restaurant or similar establishment;

                  (iii) Knowingly permit more than 10 percent (10%) of the value of its assets to consist of stock issued by other companies (other than stock of companies that qualify as subsidiaries of the Company within the meaning of
Section 1202(e)(5) of the Code or stock that is held as working capital or reasonably expected to be sold within two years to finance research and experimentation within the meaning of Section 1202(e)(6) of the Code);

                  (iv) Knowingly permit more than 10 percent (10%) of the value of its assets to consist of real property which is not used in the active conduct of a qualified trade or business within the meaning of Section 1202(e)(7) of the Code;

                  (v) Make an election under Section 936 of the Code (relating to the Puerto Rico and possessions tax credit) or permit a subsidiary to make such an election; or

                  (vi) In a single transaction or series of related transactions, raise capital of more than $1 million through the issuance of securities or the incurrence of indebtedness if such transaction or series of related transactions likely would cause the Company to fail to satisfy the active business requirement set forth in Section 1202(e)(1) of the Code by virtue of holding excess cash or investment assets.

            For purposes of the foregoing, any valuation or other determination (including, without limitation, a determination that a specific course of action does not constitute the conduct of a business described in subsection (i), (ii) or (iii) above) made by the Company's Board of Directors in good faith or for which there was, at the time made, a reasonable basis in law or fact shall be conclusive.

            (j) The Company shall require all Directors, officers, consultants and employees of the Company to execute and deliver a proprietary information and inventions assignment agreement.

            (k) The Company shall operate in a manner such that it will not become a "United States real property holding corporation" ("USRPHC") as that
                                                             ------
term is defined in Section 897(c)(2) of the Code, and the regulations promulgated thereunder. The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Treas. Reg. (S) 1.897-2(h), or any supplementary or successor provision thereto. Within thirty (30) days of a request from an Investor or any of its partners, shareholders, members or affiliates, the Company will inform the requesting party, in the manner set forth in Treas. Reg.
(S) 1.897-2(h)(1)(iv), or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Section 897(c)(1) of the Code, and the regulations promulgated thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

     Section 2.2  Negative Covenants.
                  ------------------

            (a)   Negative Covenants Generally. Until the effective date of a
                  ----------------------------
Qualified Public Offering, or for so long as at least 200,000 shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are outstanding, the Company further covenants and agrees with the Investors that it will not, without the prior authorization of at least a majority (or such higher percentage required in the Company's Articles of Incorporation, Bylaws or the Texas Business Corporation Act, or other agreement by which the parties hereto may be bound) of the holders of outstanding shares entitled to vote on such matters of each of (1) the Common Stock, voting as a single class, and (2) the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Underlying Shares then held by the Investors and each Qualified Holder, voting as single class, do any of the following:

                  (i) Declare or pay any dividends on Common Stock or 1992 Preferred Stock, or repurchase, redeem or offer to acquire any of its Preferred Stock or Common Stock (except for buy-backs under employee stock purchase plans, the exercise of put rights as provided in the Warrants, the redemptions contemplated by the Articles of Incorporation, or the Company's right to repurchase certain shares of Common Stock as set forth in the Prior Restated Agreement);

                  (ii) Make any loans or advances to employees, except in the ordinary course of business as part of travel advances or salary (except that promissory notes for purchase of shares shall be permitted without any such consent);

                  (iii) Make or enter into any guarantees except in ordinary course of business; or

                  (iv) Own, or permit any subsidiary of the Company to own, any stock or other securities of any corporation, partnership or other entity unless it is wholly owned by the Company or another such subsidiary;

                  (v) Issue any shares of its capital stock, any warrants, options or other rights to purchase such shares or any securities convertible into or exchangeable for such shares, except in the following circumstances:

                        A. as a dividend or distribution payable pro rata to all shareholders;

                    B. issuances of shares of Common Stock pursuant to the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock or upon exercise of the Warrants;

                    C. issuances of not in excess of an aggregate of 1,260,000 shares of Common Stock to employees, officers, directors or consultants of the Company upon the exercise of options granted by the Company pursuant to the 1993 Plan with the approval of the Board of Directors of the Company or a duly appointed committee thereof;

                    D. issuances of shares of Common Stock pursuant to warrants issued to ECT Merchant Investments Corp. or its affiliates, Stephens Group, Inc. or its affiliates, or General Electric Corporation or its affiliates in connection with certain strategic relationships entered into in connection with the Series E Preferred Stock financing; or

                    E. an issuance for cash (other than as described in clauses
(B), (C) and (D) above) or marketable securities, provided that prior to such issuance:

                       (1) The Company shall have first offered such securities to each Qualified Holder in the manner provided below;

                       (2) The Company shall have given to each such Qualified Holder written notice stating the name and address of the proposed Investor and the principal terms and conditions of such offer, which notice will contain an offer by the Company to sell to each such Qualified Holder that portion of the securities to be issued that reflects the same proportionate interest of each such Qualified Holder's interest in the Company's outstanding Common Stock (assuming the conversion of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock), at the same price and upon the same terms that such securities are proposed to be issued to others;

                       (3)  Each such Qualified Holder shall, within fifteen
(15) days of receiving such notice, have mailed or otherwise delivered to the Company written notice indicating its intention to purchase the securities offered to it. In the event that any such holder elects to purchase the securities offered to it, the consideration therefor shall be paid to the Company and validly issued stock or other securities shall be delivered to such holder on or before noon on the fifth day (or next succeeding business day) after the receipt by the Company of all such notices of election to purchase. If such a Qualified Holder has not notified the Company (the "Under Subscribing
                                                           -----------------
Holder") of its intent to purchase all of the securities offered to it by the
------
expiration of the 15-day period described in the first sentence of this subparagraph (3), the Company shall immediately notify the subscribers that have elected to purchase all of the securities offered to them, and each such subscriber shall have the option to purchase, until the expiration of ten days following the expiration of such 15-day period, its pro rata portion of the shares or other securities not so purchased by the Under Subscribing Holder. Any shares or other securities not purchased by the Qualified Holders may be sold by the Company to others on the terms and conditions identified in the notice delivered pursuant to subparagraph (2) above for a period of forty-five days following the expiration of the 15-day period described in the first sentence of this subparagraph (3).

               (vi) increase the authorized number of the shares of its capital stock; or

               (vii) except to the extent that all such indebtedness or obligations with respect to such indebtedness do not exceed $250,000 in the aggregate (A) create or assume any long-term debt (including obligations in respect of capital leases or, except in the ordinary course of business under existing lines of credit, create, incur or assume any short-term debt for borrowed money, or (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; provided, however, this limitation shall not apply to the incurrence of indebtedness in the manner provided in clauses (A) and (B) above if (1) the proceeds of such borrowing are used to finance working capital requirements of the Company or capital asset acquisitions for use in the Company's then permitted lines of business, or (2) the incurrence of such indebtedness is approved by at least two-thirds of the members of the Board.

          (b)  Negative Covenants with Respect to Preferred Stock. So long as at
               --------------------------------------------------
least 100,000 shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are outstanding, the Company further covenants and agrees with the Investors that it will not, without the prior authorization of at least a majority of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, together with any outstanding Underlying Shares, voting collectively as a single class and entitled to vote on such matters (or such higher percentage as required in the Company's Articles of Incorporation or Bylaws or the Texas Business Corporation Act, or in any other agreement or state corporation law by which the Company and the holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Underlying Shares may be bound), do any of the following:

               (i) make any change in its Articles of Incorporation or Bylaws which alters, changes or amends the preferences, rights or privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; provided, that any such change which would adversely affect the rights of the holders of any individual series of Preferred Stock, or otherwise require the vote of a single series of Preferred Stock under applicable law, shall in addition require the consent of a majority in interest (or such higher percentage as may be required by law) of the holders of such class of Preferred Stock;

               (ii) create any class or series of equity security with rights which are prior or preferential to or which ranks pari passu to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; or

               (iii) change the number of members of Board of Directors or the procedures for electing directors, whether by amendment to its Bylaws or otherwise.

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.1    Successors and Assigns. Except as otherwise provided herein,
                    ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     Section 3.2    Governing Law. This Agreement shall be governed by and
                    -------------
construed under the laws of the State of Texas, without giving effect to conflicts of laws principles, unless the Company reincorporates in Delaware (or another state), in which case the law of the State of Delaware (or such other state) shall apply.

     Section 3.3    Counterparts. This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 3.4    Titles and Subtitles.
                    --------------------

            The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 3.5    Notices. All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the address for each party set forth beneath each party's as follows (or at such other address for a party as shall be specified by like notice):

                    (i)    if to the Company:

                           Active Power, Inc.
                           11525 Stonehollow Drive
                           Suite 135
                           Austin, Texas 78758
                           Attention: Mr. Joseph F. Pinkerton, III
                           Fax: (512) 836-4511

                    with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           301 Congress Avenue, Suite 1200
                           Austin, Texas 78701

                           Attn: J. Matthew Lyons, Esq.
                           Fax: (512) 477-5813

                    (ii)   if to Key Management:

                           Addressed to the appropriate person c/o the Company.

                    (iii)  if to the Investors:

                           At the address set forth on Schedule B hereto.

                    (iv) if to the Common Shareholders, the Independent Series A Holders or the Series D Preferred Shareholders:

                           At the most recent address on the Company's books with respect to such Common Shareholder, Independent Series A Holder or Series D Preferred Shareholder.

          Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

     Section 3.6    Expenses. If any action at law or in equity is necessary to
                    --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     Section 3.7    Amendments and Waivers. Any term of this Agreement may be
                    ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided, however, that (i) the registration rights of the holders of any individual class of Preferred Stock, Common Shareholders or Key Management, as the case may be, and (ii) this proviso may not be amended without the consent of (x) in the case of an amendment affecting an individual class of Preferred Stock, the holders of a majority of the outstanding shares of such class of Preferred Stock and Underlying Shares with respect to such class of Preferred Stock or (y) in the case of an amendment with respect to Common Shareholders or Key Management, the holders of a majority of the outstanding shares held by Common Shareholders and Key Management. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

     Section 3.8    Severability. If one or more provisions of this Agreement
                    ------------
are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     Section 3.9    Aggregation of Stock. All shares of Registrable Securities
                    --------------------
held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     Section 3.10   Entire Agreement; No Waiver. This Agreement (including the
                    ---------------------------
Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and does hereby supersede the Previous Agreement. No course of dealing between or among the parties hereto or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such party.

        [The remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors' Rights Agreement as of the date first above written.

                             COMPANY:
                             -------

                             ACTIVE POWER, INC.

                             By:/s/ Joseph F. Pinkerton, III
                                  Joseph F. Pinkerton, III
                                  President

                             INVESTORS:
                             ---------

                             STEPHENS-ACTIVE POWER, LLC

                             By:  Stephens Group, Inc.
                                  As Manager

                             By: /s/ Jackson Farrow, Jr.
                             Name: Jackson Farrow, Jr.
                             Title: Vice-President


                             ECT MERCHANT INVESTMENTS CORP.

                             By: /s/ Stephen Horn
                             Name: Stephen Horn
                             Title: Vice-President


                             RHO MANAGEMENT TRUST I

                             By: Rho Management Company, Inc.
                                 As Investment Advisor


                             By: /s/ Joshua Ruch
                             Name: Joshua Ruch
                             Title: President and CEO

                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                             CENTERPOINT VENTURE FUND II, L.P.

                             By:  CENTERPOINT ASSOCIATES II, L.P.
                                  its General Partner

                             By:  CENTERPOINT ASSOCIATES

                                  MANAGEMENT II, L.L.C.
                                  its General Partner

                             By:  /s/ Robert J. Paluck
                                  Robert J. Paluck
                                  Managing Member

                             SSM VENTURE PARTNERS, L.P.

                             By:  SSM I, L.P., its General Partner

                             By:  SSM Corporation, its General Partner

                             By:  /s/ Wm. F. Harrison
                             Name:William F. Harrison
                                  Vice President

                             SSM VENTURE PARTNERS II, L.P.

                             By:  SSM II, L.P., its General Partner

                             By:  SSM Corporation, its General Partner

                             By:  /s/ Wm. F. Harrison
                             Name:William F. Harrison
                                  Vice President

                             SSM VENTURE ASSOCIATES, L.P.

                             By:  SSM II, L.P., its General Partner

                             By:  SSM Corporation, its General Partner

                             By:   /s/ Wm. F. Harrison

                                  Vice President

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                             AUSTIN VENTURES IV-A, L.P.

                             By:  AV Partners IV, L.P., its General Partner


                             By:  /s/ John D. Thornton
                                  John D. Thornton
                                  Authorized Signatory

                             AUSTIN VENTURES IV-B, L.P.

                             By:  AV Partners IV, L.P., its General Partner


                             By:  /s/ John D. Thornton
                                  John D. Thornton
                                  Authorized Signatory

                             ADWEST LIMITED PARTNERSHIP

                             By:  Advent International Partnership, its
                                  General Partner

                             By:  Advent International Corporation, its
                                  General Partner

                             By:  /s/ Lindsay R. Jones
                                  Lindsay R. Jones
                                  Vice President

                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                             ENVIROTECH INVESTMENT FUND I LIMITED PARTNERSHIP

                             By: Advent International Limited Partnership, its General Partner

                             By:   Advent International Corporation, its
                                   General Partner

                             By:   /s/ Lindsay R. Jones
                                   Lindsay R. Jones
                                   Vice President

                             ADVENT INTERNATIONAL INVESTORS II LIMITED
                             PARTNERSHIP

                             By:   Advent International Corporation, its
                                     General Partner

                             By:   /s/ Lindsay R. Jones
                                   Lindsay R. Jones
                                   Vice President

                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                            KEY MANAGEMENT:
                            --------------

                            /s/ Joseph F. Pinkerton, III
                            Joseph F. Pinkerton, III

                            /s/ David B. Clifton
                            David B. Clifton

                            /s/ Bryan B. Plater
                            Bryan B. Plater

                            /s/ Eric L. Jones
                            Eric L. Jones

                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                           [signature block for individuals:]

                           ___________________________________________
                           Print Name:________________________________
                           Number and class of Shares:________________




                           [signature block for entities:]

                           ___________________________________________
                           [print name of entity in the line above]

                           By:________________________________________
                           Name:______________________________________
                           Title:_____________________________________
                           Number and class of Shares:________________


                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                                  Schedule A
                                  ----------

                                Key Management
                                --------------

           Joseph F. Pinkerton, III
           David B. Clifton
           Bryan B. Plater
           Eric L. Jones

                                  Schedule B
                                  ----------

                                   Investors
                                   ---------

           Stephens-Active Power, LLC
           111 Center Street
           Suite 2500
           Little Rock, Arkansas 72201-4430
           Attention Mr. Robert Janes
           Fax: (501) 377-8027

           with a copy to:
           Stephens Group, Inc. (Legal)
           111 Center Street
           Suite 2500
           Little Rock, Arkansas 72201-4430
           Attention Mr. Jackson Farrow

           ECT Merchant Investments Corp.
           c/o Enron Corporation
           1400 Smith Street
           Houston, Texas 77002-9140
           Attention: Mr. Robert Greer
           Fax: (713) 646-4043

           Rho Management Trust I
           c/o Rho Management
           767 5/th/ Avenue, 43/rd/ Floor
           New York, New York 10153
           Attn: Ms. Danielle Bodor
           Fax:  (212) 751-3613

           with a copy to:
           Rho Management (Legal)
           888 7/th/ Avenue, Suite 4500
           New York, New York 10019
           Attn: Gregory Todd, Esq.

           Austin Ventures IV-A, L.P.
           Austin Ventures IV-B, L.P.
           1300 Norwood Tower
           114 West Seventh Street
           Austin, Texas 78701
           Attn: Mr. John D. Thornton
           Fax: (512) 476-3952

           SSM Venture Partners, L.P.
           SSM Venture Partners II, L.P.
           SSM Venture Associates, L.P.
           845 Crossover Lane, Suite 140
           Memphis, Tennessee  38117
           Attn: Mr. Bill Harrison
           Fax: (910) 767-1135

           with a copy to:
           SSM Venture Partners, L.P.
           11525 Stonehollow Dr.,
           Suite 135
           Austin, Texas 78758
           Attn: Mr. Eric L. Jones
           Fax: (512) 836-4511

           Adwest Limited Partnership
           EnviroTech Investment Fund I
             Limited Partnership
           Advent International Investors II
             Limited Partnership
           c/o Advent International
             Corporation
           101 Federal Street
           Boston, Massachusetts 02110
           Attn: Ms. Lindsay R. Jones
           Fax: (617) 951-0566

           CenterPoint Venture Fund, L.P.
           Two Galleria Tower
           Suite 1670
           13455 Noel Rd.
           Dallas, Texas 75240
           Attn: Mr. Terrence L. Rock
           Mr. Robert J. Paluck
           Fax: (972) 702-1103

                                  Schedule C
                                  ----------

                         Independent Series A Holders
                         ----------------------------

           Richard Hill
           Stan Erwin
           David D. Plater
           Gary Farmer
           Stuart M. Benjamin
           Edward W. Benjamin
           Succession of Richard B. Montgomery, Jr.
           McGrede Partnership
           TX/AR MBT Joint Venture
           Winston-Brookview MBT JV
           KCR Family Limited Partnership
           K&E Partnership
           SHWMM Partnership
           Richard A. Houstoun
           Huneke Family Trust U/D/T
           W. Allen Custard III

                                  Schedule D
                                  ----------

                        Series D Preferred Shareholders
                        -------------------------------
Benjamin Rosen
L.J. Sevin
Harvey B. Cash
Thomas H. Aschenbrenner
John V. Jaggers
Dennis J. Gorman
Steven J. Wallach
W. Scott Hendrick
Dietrich Erdman
Jan E. Lindelow
Robert B. Palmer

                                  Schedule E
                                  ----------

                              Common Shareholders
                              -------------------

          Richard E. Anderson
          C.A. Anderson Family, L.P.
          Robert I. Bogin
          Vicki Covert Buchanan
          Hill Financial Ltd. Partnership
          D. Kent Lance
          Hal E. Puthoff
          The Walter R. Johnson and Hollyce R. Johnson Revocable Living Trust Agreement
          John M. Meadows
          John Gray
          Jody Frank
          Stan Erwin
          Andrew Mohr
          David D. Plater
          Gary Farmer
          Stogie Investments
          Donna Reisenbigler
          Robert Buchanan
          Stuart M. Benjamin
          Edward W. Benjamin
          Charles and Betty Moreton Family Trust
          W. J. McAnelly, Jr.
          H. H. Prewett
          Walter C. Flower III
          Krasna B. Vojkovich
          Succession of Richard B. Montgomery, Jr.
          Elizabeth F. Dumas
          Kleinfeld Family Irrevocable Trust #1
          Ira Zucker
          Mark B. Kleinfeld
          Russell G. Bogin
          Richard O. Bogin
          Robert S. Valenstein
          Isaac Luski
          Scott R. Little
          David Wehrlen (transferee of Joseph F. Pinkerton, III)